UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2016

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 DryDock Avenue, 2nd Floor
Boston, MA 02210
(Address of principal executive offices and zip code)

(212) 796-8170
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.                        Entry into a Material Definitive Agreement.

On June 8, 2016, MetaStat, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with a number of accredited investors pursuant to which the Company sold an aggregate of 29.5 units, with each unit consisting of (i) 5,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), and (ii) five-year warrants (the “Warrants”) to purchase 2,500 shares of Common Stock (the “Warrant Shares”), at an exercise price of $3.00 per share. The offering price was $10,000 per unit.

Pursuant to the second and final closing of the private placement of the units, the Company issued an aggregate of 147,500 shares of Common Stock and 73,750 Warrants for an aggregate purchase price of $295,000. After deducting placement agent fees and other offering expenses, the Company received net proceeds of approximately $263,778. Additionally, the Company will issue an aggregate of 14,750 placement agent warrants in substantially the same form as the Warrants.

Pursuant to a registration rights agreement entered into by the parties, the Company has agreed to file a registration statement with the SEC providing for the resale of the shares of Common Stock and the Warrant Shares issued pursuant to the private placement on or before the date which is ninety (90) days after the date of the final closing of the private placement.  The Company will use its commercially reasonable efforts to cause the registration statement to become effective within one hundred fifty (150) days from the filing date.

The Company has terminated the private placement.  The Company has issued an aggregate of 49.5 units consisting of 247,500 shares of Common Stock and 123,750 Warrants for gross proceeds of $495,000 pursuant to the private placement and has issued an aggregate of 24,750 placement agent warrants.

Item 3.02.                        Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company consummated the private placement.  The issuance of securities in the private placement were exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act.

Item 9.01                       Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.15*	Form of Warrant

10.34*	Form of Subscription Agreement

10.35*	Form of Registration Rights Agreement

*Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC. By: /s/ Douglas A. Hamilton Name: Douglas A. Hamilton Title: President and CEO
Dated: June 14, 2016